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                                                                   EXHIBIT 10.37

[NSP LOGO]             NORTHERN STATES POWER COMPANY

                       414 NICOLLET MALL                       ROGER D. SANDEEN
                       MINNEAPOLIS, MINNESOTA 55401-1993       VICE PRESIDENT
                       TELEPHONE (612) 330-5907                AND CONTROLLER





April 4, 1991



Mr. Roland J. Jensen, President
NRG Group, Inc
1221 Nicollet Avenue
Minneapolis, MN 55403


Subject: Federal and State Income Tax Sharing Agreement Between Northern States Power Company (NSP) and NRG Group, Inc.



Dear Mr. Jensen,

To formalize the system of determining the income tax liability attributable to each corporation that joins in filing consolidated Federal and State income tax returns with NSP the following agreement is proposed.

The subsidiaries that comprise NRG Group, Inc shall pay to NSP the amount of Federal and State income tax computed as if the NRG Group had actually filed separate Federal and separate State tax returns. Payments shall be made on or about the time that estimate payments or income tax returns are due. If the NRG Group incurs tax losses, NSP shall reimburse NRG to the extent there is a tax benefit from the consolidated returns.

NRG Group shall join in an election to this effect in the 1991 tax returns.



Sincerely,



/s/ Roger D. Sandeen
Roger D. Sandeen



/s/ Roland J Jensen
-------------------------
Approved
Roland J Jensen